WASTE CONNECTIONS INCREASES STOCK REPURCHASE PROGRAM

FOLSOM, CA, July 25, 2005 - Waste Connections, Inc. (NYSE: WCN) today announced that its Board of Directors has authorized a $100 million increase to its existing $200 million common stock repurchase program. The Board also extended the program's term through March 31, 2007. Stock repurchases may be made in the open market or in privately negotiated transactions from time to time at management's discretion. The timing and amounts of any repurchases will depend on many factors, including the Company's capital structure, the market price of the common stock and overall market conditions.

Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said, "This increase raises the total authorized repurchase program to $300 million over approximately a three year period. Our strong operating performance, free cash flow and capital structure enable us to both execute our growth strategy and return cash to stockholders through the repurchase of approximately 6% of outstanding shares per year under the program."

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 22 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers, which may result in reduced volume and revenues and lower profits; (2) increases in Waste Connections' insurance costs and the amount that it self-insures for various risks could reduce its operating margins and reported earnings; (3) further increases in the price of fuel may adversely affect Waste Connections' business and earnings; (4) increases in labor and disposal and related transportation costs could reduce Waste Connections' operating margins; (5) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its volumes and revenues to decline; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (7) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those it services, by heightened security measures or actual or threatened terrorist attacks, or by other reductions or deteriorations in rail service, which could cause its intermodal revenues to decline; (8) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (9) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (10) Waste Connections' Amended and Restated Credit Agreement and other factors and considerations may limit the number of shares repurchased under Waste Connections' stock repurchase program; (11) the geographic concentration of Waste Connections' business makes its pricing growth and operating results vulnerable to economic and seasonal factors affecting the regions in which it operates; (12) Waste Connections volume growth may be limited by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (13) extensive and evolving environmental laws and regulations may restrict Waste Connections' operations and growth and increase its costs; and (14) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity.  These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

CONTACT:

Waste Connections, Inc.

Worthing Jackman, (916) 608-8266

worthingj@wasteconnections.com